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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of American Superconductor Corporation on Form S-8 (File Nos. 33-44962, 33-44963, 33-64832, 33-74418, 33-86106 and 33-86108) of our report dated May 9,
1997, on our audits of the consolidated financial statements of American Superconductor Corporation as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, which report is included in the Form 10-K of American Superconductor Corporation.


                                      /s/ COOPERS & LYBRAND L.L.P.
                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 27, 1997